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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): OCTOBER 11, 2004

                               GASCO ENERGY, INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                     0-26321                  98-0204105
       (State or other               (Commission               (IRS Employer
jurisdiction of incorporation)       File Number)           Identification No.)


    14 INVERNESS DRIVE EAST, BUILDING H, SUITE 236, ENGLEWOOD, COLORADO 80112
           (Address of principal executive offices)                 (Zip Code)



        Registrant's telephone number, including area code (303) 483-0044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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The purpose of this Current Report on Form 8-K is to update certain information about Gasco Energy, Inc. so that it will be incorporated by reference into its effective registration statements.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Conversion of Debentures. On October 11, 2004, Gasco received a notice of conversion from the holders of its 8.00% Convertible Debentures pursuant to which they have agreed to waive any breach of covenants that would be caused by the consummation of the proposed offering of Gasco's Convertible Senior Notes due 2011 and to convert the $2.5 million in outstanding principal amount of such debentures into shares of common stock concurrently with the closing of such offering. The Convertible Debentures are convertible at the option of the holder into shares of Gasco common stock at a conversion price of $.60 per share. Pursuant to the conversion, Gasco will issue to the holders of the Convertible Debentures 4,166,667 shares of common stock. As consideration for the early conversion of the Convertible Debentures, Gasco has agreed to pay a fee of $270,247, representing 120% of the future interest payments under the Convertible Debentures through November 15, 2005, the date on which Gasco is required to begin making mandatory prepayments of principal. The conversion is contingent upon the concurrent closing of the offering of Gasco's Convertible Senior Notes due 2011. John A. Schmit was designated as a director of Gasco by the lenders under our 8.00% Convertible Debentures. Mr. Schmit is the Vice President of Investments for RENN Capital Group, Inc., the agent for the lenders.

ITEM 8.01 OTHER EVENTS

Related Party Transaction. On October 11, 2004, the Board of Directors of Gasco, other than Mr. Erickson and Mr. Bruner, approved a transaction pursuant to which Marc Bruner, the chairman of Gasco's Board of Directors, and Mark Erickson, a director and President and Chief Executive Officer of Gasco, will transfer to Gasco their rights to receive certain overriding royalty interests in its properties in exchange for the grant to each of them of options to purchase 100,000 shares of Gasco common stock at the market price on the date of grant. For each individual, these interests range between .06% and 0.6% of Gasco's working interest in certain of its Utah and Wyoming properties. Gasco will also agree to convey equivalent royalty interests to Mr. Bruner and Mr. Erickson, or either of them, in the event that it sells any of the property subject to the royalty interests, upon certain change of control events or upon the involuntary termination of either individual. Mr. Bruner and Mr. Erickson acquired these rights under a Trust Termination and Distribution Agreement, dated December 31, 2002, with respect to the Pannonian Employee Royalty Trust. The Pannonian Employee Royalty Trust had been established by Pannonian Energy, Inc. prior to Pannonian becoming a wholly owned subsidiary of Gasco, to provide additional compensation to the employees and founding directors of Pannonian, which included Mr. Bruner and Mr. Erickson, in the form of oil and gas interests. The terms of the Trust Termination and Distribution Agreement required Gasco to assign to the participants of the Pannonian Employee Royalty Trust overriding royalty interests that arise out of the production of oil and gas from certain properties as a result of future drilling. The transaction has been reviewed and approved by Gasco's Audit Committee. Mr. Erickson and Mr. Bruner have agreed in principle to the terms of this transaction with the disinterested members of Gasco's Board of Directors. The parties are currently finalizing the definitive agreements for this transaction and expect to complete the transaction within the next 30 days.

Risk Factors. Gasco has updated its risk factors as follows:

RISKS RELATED TO OUR BUSINESS

We have incurred losses since our inception and will continue to incur losses in the future.

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To date our operations have not generated sufficient operating cash flows to provide working capital for our ongoing overhead, the funding of our lease acquisitions and the exploration and development of our properties. Without adequate financing, we may not be able to successfully develop any prospects that we have or acquire and we may not achieve profitability from operations in the near future or at all.

During the year ended December 31, 2003, we incurred a net loss of $2,526,525 and during the six months ended June 30, 2004, we incurred a net loss of $1,265,067. As of June 30, 2004, we had an accumulated deficit of $26,556,828. Our failure to achieve profitability in the future could adversely affect the trading price of our common stock, our ability to raise additional capital and our ability to continue as a going concern.

The volatility of natural gas and oil prices could have a material adverse effect on our business.

A sharp decline in the price of natural gas and oil prices would result in a commensurate reduction in our income from the production of oil and gas. In the event prices fall substantially, we may not be able to realize a profit from our production and would continue to operate at a loss. In recent decades, there have been periods of both worldwide overproduction and underproduction of hydrocarbons and periods of both increased and relaxed energy conservation efforts. Such conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for, crude oil and natural gas. The excess or short supply of crude oil has placed pressures on process and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand. Among the factors that can cause the price volatility are:

    o worldwide or regional demand for energy, which is affected by economic conditions;

    o   the domestic and foreign supply of natural gas and oil;

    o   weather conditions;

    o   domestic and foreign governmental regulations;

    o   political conditions in natural gas or oil producing regions;

    o the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels;

    o   the price and availability of alternative fuels.

    o   acts of war, terrorism or vandalism; and

    o   market manipulation.

All of our production is currently located in, and all of our future production is anticipated to be located in, the Rocky Mountain Region of the United States. The gas prices that we and other operators in the Rocky Mountain region have received and are currently receiving are at a steep discount to gas prices in other parts of the country. Factors that can cause price volatility for crude oil and natural gas within this region are:

    o the availability of gathering systems with sufficient capacity to handle local production;

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    o   seasonal fluctuations in local demand for production;

    o   local and national gas storage capacity;

    o   interstate pipeline capacity; and

    o the availability and cost of gas transportation facilities from the Rocky Mountain region.

In addition, because of our size we do not own or lease firm capacity on any interstate pipelines. As a result, our transportation costs are particularly subject to short-term fluctuations in the availability of transportation facilities. Our management believes that the steep discount in the prices it receives may be due to pipeline constraints out of the region, but there is no assurance that increased capacity will improve the prices to levels seen in other parts of the country in the future. Even if we acquire additional pipeline capacity, conditions may not improve due to other factors listed above.

It is impossible to predict natural gas and oil price movements with certainty. Lower natural gas and oil prices may not only decrease our revenues on a per unit basis but also may reduce the amount of natural gas and oil that we can produce economically. A substantial or extended decline in natural gas and oil prices may materially and adversely affect our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures. Further, oil prices and natural gas prices do not necessarily move together.

Our oil and gas reserve information is estimated and may not reflect our actual reserves.

Estimating accumulations of gas and oil is complex and is not exact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geological, geophysical, engineering and production data. The extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as gas and oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

    o   the quality and quantity of available data;

    o   the interpretation of that data;

    o   the accuracy of various mandated economic assumptions; and

    o   the judgment of the persons preparing the estimate.

Our proved reserve information as of December 31, 2003 is based on estimates prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers.

The most accurate method of determining proved reserve estimates is based upon a decline analysis method, which consists of extrapolating future reservoir pressure and production from historical pressure decline and production data. The accuracy of the decline analysis method generally increases with the length of the production history. Since most of our wells had been producing less than two months as of December 31, 2003, their production history was relatively short, so other (generally less accurate) methods such as volumetric analysis and analogy to the production history of wells of other operators in the same reservoir were used in conjunction with the decline analysis method to determine our estimates of proved reserves. As our wells are produced over time and more data is available, the estimated proved reserves will be redetermined on an annual basis and may be adjusted based on that data.

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Actual future production, gas and oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable gas and oil reserves most likely will vary from our estimates. Any significant variance could materially affect the quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing gas and oil prices. Our reserves may also be susceptible to drainage by operators on adjacent properties.

It should not be assumed that the present value of future net cash flows included in our public filings is the current market value of our estimated proved gas and oil reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

Reserve estimates of properties acquired in 2004 have not been prepared by independent petroleum engineers. Our internal estimates may not be as reliable as estimates of those reserves by independent engineers.

Our estimates of proved reserves attributed to our March 2004 acquisition have not been reviewed or reported on by independent petroleum engineers. These estimates were prepared by our own engineers and professionals using criteria otherwise in compliance with SEC rules. Furthermore, our internal reserve estimates for these properties are based upon data available to us which may not be as complete as data available on our other properties. Oil and gas pricing can affect estimates of quantities of proved reserves due to the impact of pricing on ultimate economic recovery. Estimates prepared by independent engineers might be different than our internal estimates.

Future changes in commodity prices or our estimates and operational developments may result in impairment charges to our reserves.

We may be required to write down the carrying value of our gas and oil properties when gas and oil prices are low or if there is substantial downward adjustments to the estimated proved reserves, increases in the estimates of development costs or deterioration in the exploration results.

We follow the full cost method of accounting, under which, capitalized gas and oil property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved gas and oil reserves plus the cost, or estimated fair value, if lower, of unproved properties.

Should capitalized costs exceed this ceiling, an impairment is recognized. The present value of estimated future net revenues is computed by applying current prices of gas and oil to estimated future production of proved gas and oil reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions. Once an impairment of gas and oil properties is recognized, it is not reversible at a later date even if oil or gas prices increase.

The development of oil and gas properties involves substantial risks that may result in a total loss of investment.

The business of exploring for and producing oil and gas involves a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Drilling oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or gas in economic quantities. Other hazards, such as unusual or unexpected

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geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations.

A productive well may become uneconomic in the event water or other deleterious substances are encountered, which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances.

We may not be able to obtain adequate financing to continue our operations.

We have relied in the past primarily on the sale of equity capital and farm-out and other similar types of transactions to fund working capital and the acquisition of our prospects and related leases. Failure to generate operating cash flow or to obtain additional financing could result in substantial dilution of our property interests, or delay or cause indefinite postponement of further exploration and development of our prospects with the possible loss of our properties. Any future financing through the issuance of our common stock will likely result in a substantial dilution to our stockholders.

We will require significant additional capital to fund our future activities and to service current and any future indebtedness, including our Series B Convertible Preferred Stock and the principal amount of the notes sold in our proposed senior notes offering. In particular, we face uncertainties relating to our ability to generate sufficient cash flows from operations to fund the level of capital expenditures required for our oil and gas and gas exploration and production activities and our obligations under various agreements with third parties relating to exploration and development of certain prospects. Our failure to find the financial resources necessary to fund our planned activities and service our debt and other obligations could adversely affect our ability to continue as a going concern.

We compete with larger companies in acquiring properties and operating and drilling services.

Our natural gas and petroleum exploration activities take place in a highly competitive and speculative business atmosphere. In seeking suitable natural gas and petroleum properties for acquisition, we compete with a number of other companies operating in our areas of interest, including large oil and gas companies and other independent operators with greater financial resources. We do not believe that our competitive position in the petroleum and natural gas industry will be significant.

We anticipate a competitive market for obtaining drilling rigs and services, and the manpower to operate them. The current high level of drilling activity in our areas of exploration may have a significant adverse impact on the timing and profitability of our operations. In addition, we are required to obtain drilling permits for our wells, and there is no assurance that such permits will be available on a timely basis or at all.

We may suffer losses or incur liability for events that we or the operator of a property have chosen not to obtain insurance.

Although management believes the operator of any property in which we may acquire interests will acquire and maintain appropriate insurance coverage in accordance with standard industry practice, we may suffer losses from uninsurable hazards or from hazards, which we or the operator have chosen not to insure against because of high premium costs or other reasons. We may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills against which we cannot insure or against which we may elect not to insure. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and personal injury. The payment of any such liabilities may have a material adverse effect on our financial position.

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We may incur losses as a result of title deficiencies in the properties in which we invest.

If an examination of the title history of a property that we have purchased reveals a petroleum and natural gas lease that has been purchased in error from a person who is not the owner of the mineral interest desired, our interest would be worthless. In such an instance, the amount paid for such petroleum and natural gas lease or leases would be lost.

It is our practice, in acquiring petroleum and natural gas leases, or undivided interests in petroleum and natural gas leases, not to undergo the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease. Rather, we will rely upon the judgment of petroleum and natural gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before attempting to acquire a lease in a specific mineral interest.

Prior to the drilling of a petroleum and natural gas well, however, it is the normal practice in the petroleum and natural gas industry for the person or company acting as the operator of the well to obtain a preliminary title review of the spacing unit within which the proposed petroleum and natural gas well is to be drilled to ensure there are no obvious deficiencies in title to the well. Frequently, as a result of such examinations, certain curative work must be done to correct deficiencies in the marketability of the title, and such curative work entails expense. The work might include obtaining affidavits of heirship or causing an estate to be administered.

Our ability to market the oil and gas that we produce is essential to our business.

Several factors beyond our control may adversely affect our ability to market the oil and gas that we discover. These factors include the proximity, capacity and availability of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted, but any one or a combination of these factors may result in our inability to sell our oil and gas at prices that would result in an adequate return on our invested capital. For example, we currently distribute the gas that we produce through a single pipeline. If this pipeline were to become unavailable, we would incur additional costs to secure a substitute facility in order to deliver the gas that we produce. We rely upon the services of third party gathering companies to transport our natural gas to market. A disruption in this service could materially limit our ability to move our natural gas to market until alternative transportation can be arranged which may take an extended period of time.

We are subject to environmental regulation that can adversely affect the timing and cost of our operations.

Our exploration and proposed production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. These laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Specifically, we are subject to legislation regarding emissions into the environment, water discharges, storage and disposition of hazardous wastes, endangered species, protected areas, and remediation of hazardous substances. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations have been frequently changed in the past, and we are unable to predict the ultimate cost of compliance as a result of future changes. It is anticipated that before full field development can occur we will be required to conduct environmental assessments and/or environmental impact statements which may result in material delays and/or limitations to developing all or part of our leasehold interests.

We are subject to complex governmental regulations which may adversely affect the cost of our business.

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Petroleum and natural gas exploration, development and production are subject to various types of regulation by local, state and federal agencies. We may be required to make large expenditures to comply with these regulatory requirements. Legislation affecting the petroleum and natural gas industry is under constant review for amendment and expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the petroleum and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Any increases in the regulatory burden on the petroleum and natural gas industry created by new legislation would increase our cost of doing business and, consequently, adversely affect our profitability. A major risk inherent in drilling is the need to obtain drilling permits from local authorities. Delays in obtaining drilling permits, the failure to obtain a drilling permit for a well or a permit with unreasonable conditions or costs could have a materially adverse effect on our ability to effectively develop our properties.

Our competitors may have greater resources which could enable them to pay a higher price for properties and to better withstand periods of low market prices for hydrocarbons.

The petroleum and natural gas industry is intensely competitive, and we compete with other companies, which have greater resources. Many of these companies not only explore for and produce crude petroleum and natural gas but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive petroleum and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

We may have difficulty managing growth in our business.

Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

Because our reserves and production are concentrated in a small number of properties, production problems or significant changes in reserve estimates related to any property could have a material impact on our business.

Our current reserves and production primarily come from producing properties in Utah and Wyoming. If mechanical problems, depletion or other events reduced a substantial portion of the production, our cash flows would be adversely affected. If the actual reserves associated with our fields are less than our estimated reserves, our results of operations and financial condition could be adversely affected.

Financial difficulties encountered by our partners or third-party operators could adversely affect the exploration and development of our prospects.

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Liquidity and cash flow problems encountered by our partners or the co-owners of our properties may prevent or delay the drilling of a well or the development of a project. Our partners and working interest co-owners may be unwilling or unable to pay their share of the costs of projects as they become due. In the case of a farm-out partner, we would have to find a new farm-out partner or obtain alternative funding in order to complete the exploration and development of the prospects subject to the farm-out agreement. In the case of a working interest owner, we could be required to pay the working interest owner's share of the project costs. We cannot assure you that we would be able to obtain the capital necessary to fund either of these contingencies or that we would be able to find a new farm-out partner.

Shortages of supplies, equipment and personnel may adversely affect our operations.

Our ability to conduct operations in a timely and cost effective manner depends on the availability of supplies, equipment and personnel. The oil and gas industry is cyclical and experiences periodic shortages of drilling rigs, supplies and experienced personnel. In particular, the availability of drilling rigs has been limited recently. Shortages can delay operations and materially increase operating and capital costs.

Hedging our production may result in losses.

We currently have no hedging agreements in place. However, we may in the future enter into arrangements to reduce our exposure to fluctuations in the market prices of oil and natural gas. We may enter into oil and gas hedging contracts in order to increase credit availability. Hedging will expose us to risk of financial loss in some circumstances, including if:

    o   production is less than expected;

    o   the other party to the contract defaults on its obligations; or

    o there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

In addition, hedging may limit the benefit we would otherwise receive from increases in the prices of oil and gas. Further, if we do not engage in hedging, we may be more adversely affected by changes in oil and gas prices than our competitors who engage in hedging.

We may not be able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner.

As a result of an increase in our market capitalization at June 30, 2004, we became an "accelerated filer" within the meaning of the SEC's rules and regulations, which will require us to comply with Section 404 of the Sarbanes Oxley Act of 2002 for the fiscal year ended December 31, 2004. This will require management to evaluate the effectiveness of our internal controls over financial reporting as of the end of the current fiscal year and our independent registered public accounting firm to attest to and report on our evaluation in accordance with the requirements of the SEC.

We outsource to a third party service provider certain of our accounting functions, and we may be required to rely on a report of the auditor of that service provider relating to their internal controls in making our required assessment of the effectiveness of our internal controls over financial reporting. If that report is not completed or otherwise is not made available to us on a timely basis, we may be required to devote substantial unanticipated resources to our evaluation of the effectiveness of our internal controls over financial reporting and to making any required changes. If due to constraints on our personnel and other resources we are unable to timely complete such an evaluation or to make any changes resulting

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from our inability to rely on such report or otherwise, our independent registered public accounting firm will be required to refuse to express an affirmative opinion regarding the effectiveness of our internal controls over financial reporting if they conclude any uncorrected material weaknesses in our internal controls exist when the financial statements for the current fiscal year are audited.

Our success depends on our key management personnel, the loss of any of whom could disrupt our business.

The success of our operations and activities is dependent to a significant extent on the efforts and abilities of our management. The loss of services of any of our key managers could have a material adverse effect on our business. We have not obtained "key man" insurance for any of our management. Mr. Erickson is the Chief Executive Officer and Mr. Decker is an Executive Vice President and Chief Operating Officer of Gasco. The loss of their services may adversely affect our business and prospects.

Our officers and directors are engaged in other businesses which may result in conflicts of interest.

Certain of our officers and directors also serve as directors of other companies or have significant shareholdings in other companies. For example, our chairman, Mark A. Bruner, is the largest shareholder and Chairman of the Advisory Committee of Galaxy Energy Corporation. As Advisory Committee Chairman, Mr. Bruner is involved in identifying and acquiring additional large land packages for exploitation and development by Galaxy. In addition, another of our directors, C. Tony Lotito, is Chief Financial Officer, Treasurer and Director of Galaxy.

To the extent that such other companies participate in ventures in which we may participate, or compete for prospects or financial resources with us, these officers and directors will have a conflict of interest in negotiating and concluding terms relating to the extent of such participation. In the event that such a conflict of interest arises at a meeting of the board of directors, a director who has such a conflict must disclose the nature and extent of his interest to the board of directors and abstain from voting for or against the approval of such participation or such terms.

In accordance with the laws of the State of Nevada, our directors are required to act honestly and in good faith with a view to the best interests of Gasco. In determining whether or not we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the degree of risk to which we may be exposed and its financial position at that time.

It may be difficult to enforce judgments predicated on the federal securities laws on some of our board members who are not U.S. residents.

Two of our directors reside outside the United States and maintain a substantial portion of their assets outside the United States. As a result it may be difficult or impossible to effect service of process within the United States upon such persons, to bring suit in the United States or to enforce, in the U.S. courts, any judgment obtained there against such persons predicated upon any civil liability provisions of the U.S. federal securities laws.

Foreign courts may not entertain original actions against our directors or officers predicated solely upon U.S. federal securities laws. Furthermore, judgments predicated upon any civil liability provisions of the U.S. federal securities laws may not be directly enforceable in foreign countries.

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RISKS RELATED TO OUR COMMON STOCK

Our common stock has experienced, and may continue to experience, price volatility and a low trading volume.

The trading price of our common stock has been and may continue to be subject to large fluctuations, which may result in losses to investors. Our stock price may increase or decrease in response to a number of events and factors, including:

    o   the results of our exploratory drilling;

    o   trends in our industry and the markets in which we operate;

    o   changes in the market price of the commodities we sell;

    o changes in financial estimates and recommendations by securities analysts;

    o   acquisitions and financings;

    o   quarterly variations in operating results;

    o the operating and stock price performance of other companies that investors may deem comparable; and

    o   purchases or sales of blocks of our common stock.

This volatility may adversely affect the price of our common stock regardless of our operating performance.

Our common stock does not trade in a mature market and therefore has limited liquidity.

Our common stock is highly speculative and has only been trading in the public markets since January 2001. Our common stock trades on the over-the-counter market. Holders of our common stock may not be able to liquidate their investment in a short time period or at the market prices that currently exist at the time a holder decides to sell. Because of this limited liquidity, it is unlikely that shares of our common stock will be accepted by lenders as collateral for loans.

Shares eligible for future sale may cause the market price for our common stock to drop significantly, even if our business is doing well.

If our existing shareholders sell our common stock in the market, or if there is a perception that significant sales may occur, the market price of our common stock could drop significantly. In such case, our ability to raise additional capital in the financial markets at a time and price favorable to us might be impaired. In addition, our board of directors has the authority to issue additional shares of our authorized but unissued common stock without the approval of our shareholders. Additional issuance of common stock would dilute the ownership percentage of existing shareholders and may dilute the earnings per share of our common stock. As of October 10, 2004, we had 64,557,396 shares of common stock issued and outstanding. As of such date, there were 12,610,681 shares of common stock issuable upon exercise of outstanding options, and conversion of our Series B Convertible Preferred Stock and our 8.00% Convertible Debentures. Additional options may be granted to purchase 2,229,544 shares of common stock under our stock option plan and an additional 179,150 shares of common stock are issuable under our restricted stock plan. As of December 31 of each year, the number of shares of common stock issuable under our stock option plan automatically increases so that the total number of shares of common stock issuable under such plan will be equal to 10% of the total number of shares of common stock outstanding on such date. We anticipate issuing 4,166,667 shares of our common stock upon the conversion of our 8.00% Convertible Debentures, which will occur concurrently with the closing of our proposed senior notes offering. If our proposed senior notes offering closes, there will be a significant number of shares of common stock issuable upon the conversion of such notes.

We have not previously paid dividends on our common stock and we do not anticipate doing so in the foreseeable future.

We have not in the past paid, and do not anticipate paying in the foreseeable future, cash dividends on our common stock. Any future decision to pay a dividend and the amount of any dividend paid, if permitted, will be made at the discretion of our board of directors.

We have anti-takeover provisions in our certificate of incorporation and by-laws that may discourage a change of control.

Our articles of incorporation and bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.

Under the terms of our articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada's anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation could not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. With the approval of our stockholders, we may amend our articles of incorporation in the future to become governed by the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

    (a) None

    (b) None

    (c)

    10.1 Conversion Notices, dated October 11, 2004, delivered by the holders of 8.00% Convertible Debentures.

    10.2 The Pannonian Employee Royalty Trust Agreement, dated as of March 25, 2001, by and between Pannonian Energy, Inc. and James H. Porter, as Trustee

    10.3 Trust Termination and Distribution Agreement, dated as of December 31, 2002, among the participants named therein and Gasco Energy, Inc.

                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GASCO ENERGY, INC.

October 13, 2004                          By: /s/ W. King Grant
                                              -----------------------
                                              W. King Grant
                                              Chief Financial Officer

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                           DESCRIPTION
 ------                           -----------
  10.1   Conversion Notices, dated October 11, 2004, delivered by the holders of
         8.00% Convertible Debentures.

  10.2   The Pannonian Employee Royalty Trust Agreement, dated as of March 25,
         2001, by and between Pannonian Energy, Inc. and James H. Porter, as
         Trustee

  10.3   Trust Termination and Distribution Agreement, dated as of December 31,
         2002, among the participants named therein and Gasco Energy, Inc.